EXHIBIT 21
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                       LASER CORPORATION AND SUBSIDIARIES

                  STATEMENT RE: SUBSIDIARIES OF THE REGISTRANT




              Subsidiary                         Place of Incorporation
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         American Laser Corporation                         Utah

         American Laser Medical, Inc.                       Utah